                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(D) of the
                        Securities Exchange Act of 1934


               Date of Report (date of earliest event reported)

                               November 29, 2001
                  -------------------------------------------

                         NORTHROP GRUMMAN CORPORATION
            (Exact name of registrant as specified in its charter)


           DELAWARE                            1-16411                          No. 95-4840775
(State or other jurisdiction of       (Commission File Number)        (I.R.S. Employer Identification
incorporation or organization)                                                      Number)


             1840 Century Park East, Los Angeles, California 90067
                            www.northropgrumman.com
          (Address of principal executive offices and internet site)



                                (310) 553-6262
             (Registrant's telephone number, including area code)

                                   Northrop Grumman Corporation and Subsidiaries



Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(b)        Pro Forma Financial Information

In April 2001, Northrop Grumman Corporation ("Northrop Grumman") acquired approximately 97.3% of the outstanding Common Shares of Litton Industries, Inc. ("Litton") and 58.6% of the preferred stock of Litton. Northrop Grumman subsequently acquired the remaining Common and Preferred Shares of Litton for cash and now owns 100% of the outstanding shares of Litton.

     In November 2001, Northrop Grumman acquired approximately 80.7% of the outstanding shares of Newport News Shipbuilding, Inc. ("Newport News") common stock. On December 13, 2001 Northrop Grumman filed an information statement/prospectus as Post-Effective Amendment No. 1 to Form S-4, which states that a shareholders' meeting will be held on January 18, 2002 to complete the acquisition of Newport News by Northrop Grumman.

     The Unaudited Pro Forma Condensed Combined Financial Statements presented herein are derived from the historical consolidated financial statements of each of Northrop Grumman Systems Corporation ("Northrop Systems"), Northrop Grumman Corporation, Litton and Newport News. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the purchase method of accounting, with Northrop Grumman treated as the acquirer and as if the Litton and Newport News acquisitions had been completed as of the beginning of the periods presented for statements of income purposes and as if the Newport News acquisition had been completed on September 30, 2001 for the statement of financial position.

     The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of Northrop Systems, Northrop Grumman, Litton and Newport News adjusted to give effect to the Litton and Newport News acquisitions. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma statements have been developed from (a) the audited consolidated financial statements of Northrop Systems contained in its Annual Report on Form 10-K/A for the year ended December 31, 2000 and the unaudited consolidated financial statements of Northrop Grumman contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001; (b) the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Report on Form 10-Q for

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                                   Northrop Grumman Corporation and Subsidiaries

the period ended January 31, 2001; and (c) the audited consolidated financial statements of Newport News contained in its Annual Report on Form 10-K for the year ended December 31, 2000 and the unaudited consolidated financial statements of Newport News contained in its Quarterly Report on Form 10-Q for the period ended September 16, 2001. In addition, the audited consolidated financial statements of Litton contained in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000 and the unaudited consolidated financial statements of Litton contained in its Quarterly Reports on Form 10-Q for the periods ended January 31, 2000 and January 31, 2001 have been used to bring the financial reporting periods of Litton to within 90 days of those of Northrop Systems and Northrop Grumman.

     Under the purchase method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess recorded as goodwill. These Unaudited Pro Forma Condensed Combined Financial Statements reflect preliminary estimates of the fair market value of the assets acquired and liabilities assumed and the related allocations of purchase price, and preliminary estimates of adjustments necessary to conform Litton data to Northrop Grumman's accounting policies. Northrop Grumman is currently reviewing the preliminary estimates of the fair market value of assets acquired and liabilities assumed in the Litton and Newport News acquisitions, including valuations associated with certain contracts and preliminary valuation study results for intangible assets, property, plant and equipment, and retiree benefits assets and liabilities. Northrop Grumman is also evaluating several possible restructuring activities of Litton operations. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these Unaudited Pro Forma Condensed Combined Financial Statements, and there can be no assurance that any adjustments will not be material.

     With the exception of Newport News' long-term debt assumed, Northrop Grumman has not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the assets to be acquired and liabilities to be assumed in the Newport News acquisition and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform Newport News data to Northrop Grumman's accounting policies. Accordingly, Northrop Grumman has used the historical book values of the assets and liabilities of Newport News, other than long-term debt, and has used the historical revenue recognition policies of Newport News to prepare the Unaudited Pro Forma Condensed Combined Financial

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                                   Northrop Grumman Corporation and Subsidiaries


Statements set forth herein, with the excess of the purchase price over the historical net assets of Newport News recorded as goodwill and other purchased intangibles. Once Northrop Grumman has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma statement of financial position to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that such adjustments will not be material.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the Litton acquisition, or recognition of liabilities associated with potential restructurings, except for preliminary estimates of costs to consolidate the Litton and Northrop Grumman Corporate Offices. Adjustments to the purchase price allocations are expected to be finalized March 31, 2002 for Litton, and will be reflected in future Northrop Grumman filings. Adjustments to the purchase price allocations are expected to be finalized June 30, 2002 for Newport News, and will be reflected in future Northrop Grumman filings. There can be no assurance that such adjustments will not be material.

      The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Northrop Grumman would have been had the Litton or Newport News acquisitions occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

      The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Northrop Systems, Northrop Grumman, Litton and Newport News.

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                                   Northrop Grumman Corporation and Subsidiaries


Unaudited Pro Forma Condensed Combined
Statement of Financial Position
September 30, 2001
($ in millions)

                                                                                                         Pro Forma
                                                     Northrop             Newport           ---------------------------------
                                                      Grumman               News              Adjustments           Combined
-----------------------------------------------------------------------------------------------------------------------------
Assets:
Current assets
    Cash and cash equivalents                         $   310             $   66              $      -              $    376
    Accounts receivable                                 2,297                131                    (7)(a)             2,421
    Inventoried costs                                   1,222                409                     -                 1,631
    Deferred income taxes                                  35                110                     -                   145
    Prepaid expenses and other current assets             140                 19                     -                   159
-----------------------------------------------------------------------------------------------------------------------------
    Total current assets                                4,004                735                    (7)                4,732
-----------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment                           3,297              1,616                     -                 4,913
Accumulated depreciation                               (1,211)              (950)                    -                (2,161)
-----------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                      2,086                666                     -                 2,752
-----------------------------------------------------------------------------------------------------------------------------
Other assets
    Goodwill and other purchased intangibles, net       7,956                  -                 1,976 (a)(k)          9,932
    Prepaid retiree benefits cost and intangible
     pension asset                                      2,773                  -                     -                 2,773
    Other assets                                          395                237                     -                   632
-----------------------------------------------------------------------------------------------------------------------------
                                                       11,124                237                 1,976                13,337
-----------------------------------------------------------------------------------------------------------------------------
                                                      $17,214             $1,638               $ 1,969              $ 20,821
=============================================================================================================================

Liabilities and Shareholders' Equity:
Current liabilities
    Notes payable and current portion of
     long-term debt                                   $   134             $   46               $     -              $    180
    Accounts payable                                      757                 87                    (7)(a)               837
    Accrued employees' compensation                       629                  -                     -                   629
    Advances on contracts                                 837                  -                     -                   837
    Income taxes                                          373                  -                     -                   373
    Other current liabilities                           1,223                484                     -                 1,707
-----------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                           3,953                617                    (7)                4,563
-----------------------------------------------------------------------------------------------------------------------------
Long-term debt                                          5,185                432                   696 (a)(k)          6,313
Accrued retiree benefits                                1,478                  -                     -                 1,478
Deferred tax and other long-term liabilities              973                285                     -                 1,258

Redeemable preferred stock                                350                  -                     -                   350

Shareholders' equity
    Paid in capital and unearned compensation           2,366                452                 1,132 (a)             3,950
    Retained earnings                                   2,928                236                  (236)(a)             2,928
    Accumulated other comprehensive loss                  (19)                 -                     -                   (19)
    Stock employee compensation trust                       -               (384)                  384 (a)                 -
-----------------------------------------------------------------------------------------------------------------------------
                                                        5,275                304                 1,280                 6,859
-----------------------------------------------------------------------------------------------------------------------------
                                                      $17,214             $1,638               $ 1,969              $ 20,821
=============================================================================================================================

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                                   Northrop Grumman Corporation and Subsidiaries


Unaudited Pro Forma Condensed Combined
Statement of Income
Year Ended December 31, 2000
($ in millions, except per share)

                                                                         Pro Forma                                Pro Forma
                                        Northrop                  -------------------------     Newport    ------------------------
                                         Grumman     Litton         Adjustments    Combined       News       Adjustments   Combined
-----------------------------------------------------------------------------------------------------------------------------------
Sales and service revenues               $7,618      $5,626       $ (61)(b)        $13,183       $2,072    $ (22)(b)       $15,233

Cost of sales
  Operating Costs                         5,446       4,669          88 (b)(c)(d)   10,203        1,870     (261)(b)(h)(j)  11,812
  Administrative and general expenses     1,074         491          -               1,565           -       271 (j)         1,836
-----------------------------------------------------------------------------------------------------------------------------------
Operating margin                          1,098         466        (149)             1,415          202      (32)            1,585
Interest expense                           (175)       (105)       (191)(e)           (471)         (53)     (21)(i)          (545)
Other, net                                   52          16          -                  68            4       -                 72
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations
 before income taxes                        975         377        (340)             1,012          153      (53)            1,112
Federal and foreign income taxes            350         151        (119)(f)            382           63      (27)(f)(j)        418
-----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations           625         226        (221)               630           90      (26)              694
-----------------------------------------------------------------------------------------------------------------------------------
Less, dividends paid
 to preferred shareholders                   -           -          (25)(g)            (25)          -        -                (25)
-----------------------------------------------------------------------------------------------------------------------------------
Income available to common shareholders  $  625      $  226       $(246)           $   605       $   90    $ (26)          $   669
===================================================================================================================================


Average shares basic                      70.58                                      83.58                                  100.22
Average shares diluted                    70.88                                      84.00                                  100.64

Basic earnings per share:
  Continuing operations                  $ 8.86                                    $  7.24                                 $  6.68

Diluted earnings per share:
  Continuing operations                  $ 8.82                                    $  7.20*                                $  6.65*

* Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

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                                   Northrop Grumman Corporation and Subsidiaries


Unaudited Pro Forma Condensed Combined
Statement of Income
Nine Months Ended September 30, 2001
($ in millions, except per share)

                                                                         Pro Forma                                Pro Forma
                                        Northrop                  -------------------------     Newport    -------------------------
                                         Grumman     Litton         Adjustments    Combined       News       Adjustments    Combined
------------------------------------------------------------------------------------------------------------------------------------
Sales and service revenues               $9,254      $1,345       $ (18)(b)        $10,581       $1,639    $  (37)(b)       $12,183

Cost of sales
  Operating Costs                         7,656       1,120          19 (b)(c)(d)    8,795        1,481      (168)(b)(h)(j)  10,108
  Administrative and general expenses       908         121          -               1,029           -        153 (j)         1,182
------------------------------------------------------------------------------------------------------------------------------------
Operating margin                            690         104         (37)               757          158       (22)              893
Interest expense                           (269)        (27)        (64)(e)           (360)         (37)      (15)(i)          (412)
Other, net                                   64           3          -                  67           (1)       -                 66
------------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations
 before income taxes                        485          80        (101)               464          120       (37)              547
Federal and foreign income taxes            189          30         (35)(f)            184           48       (18)(f)(j)        214
------------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations           296          50         (66)               280           72       (19)              333
------------------------------------------------------------------------------------------------------------------------------------
Less, dividends paid
 to preferred shareholders                  (12)          -          (6)(g)            (18)          -         -                (18)
------------------------------------------------------------------------------------------------------------------------------------
Income available to common shareholders  $  284      $   50       $ (72)           $   262       $   72    $  (19)          $   315
====================================================================================================================================


Average shares basic                      80.34                                      85.32                                   101.96
Average shares diluted                    81.03                                      86.11                                   102.75

Basic earnings per share:
  Continuing operations                  $ 3.53                                    $  3.07                                  $  3.09

Diluted earnings per share:
  Continuing operations                  $ 3.50*                                   $  3.04*                                 $  3.07*

* Calculated by dividing income available to common shareholders by average shares diluted, which is calculated assuming preferred shares are not converted to common shares, resulting in the most dilutive effect.

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                                   Northrop Grumman Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined
Financial Statements


    (a) Adjustments to (i) eliminate the equity of Newport News, (ii) eliminate intercompany receivables and payables between Northrop Grumman and Newport News, (iii) record issuance of common stock, (iv) record debt financing for the Newport News acquisition along with additional acquisition related costs, and (v) record goodwill and other purchased intangibles arising from the acquisition of Newport News.

          The amount of the purchase price allocated to goodwill and other purchased intangibles is subject to change and is calculated based on the assumption that Northrop Grumman has acquired 100% of Newport News common stock and, accordingly, has issued all 16,636,885 shares of Northrop Grumman common stock available to be exchanged in the Newport News acquisition.

          The value ascribed to the Northrop Grumman common stock exchanged in the Newport News acquisition is $95.22. This value was determined based on a measurement date of December 5, 2001. Accordingly, this value represents the 5-day average of the Northrop Grumman closing stock prices from December 3, 2001 through December 7, 2001.

    (b) Adjustment to eliminate intercompany sales and cost of sales transactions between Northrop Grumman and Litton, and between Northrop Grumman and Newport News.

    (c) Adjustment to amortize the preliminary estimate of goodwill and other purchased intangible assets arising out of the acquisition of Litton over an estimated weighted average life of 26 years on a straight-line basis.

    (d) Adjustment to record depreciation of property, plant and equipment and amortization of capitalized software arising from fair market value adjustments from the Litton acquisition.

    (e) Adjustment to record interest expense and the amortization of debt issuance costs on new financing for the acquisition of Litton at a weighted average rate of 7.5 and 6.8 percent for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively.

    (f) Adjustment to record income tax effects on pre-tax pro forma adjustments, using a statutory tax rate of thirty-five percent.

    (g) Adjusted, pro rata, for dividends to preferred shareholders using $7 per share dividend rate for redeemable preferred stock issued in the acquisition of Litton.

    (h) Adjustment to amortize estimated purchased intangible assets arising out of the Newport News acquisition over an estimated life of 10 years on a straight-line basis. Goodwill arising from the Newport News acquisition has not been amortized, in accordance with the provisions of SFAS No. 142: Goodwill and Other Intangible Assets.

    (i) Adjustment to record interest on debt financing for the Newport News acquisition at the current rate of 3.1 percent for both the year ended December 31, 2000 and the nine months ended September 30, 2001.

    (j) Adjustments to reclassify (i) G&A expense from operating costs to administrative and general expenses and (ii) state income tax expense from federal and foreign income taxes to operating costs to conform Newport News data to classifications utilized by Northrop Grumman.

    (k) Includes fair market value adjustment of $38 million for Newport News long-term debt acquired.

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                                   Northrop Grumman Corporation and Subsidiaries



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   Northrop Grumman Corporation (Registrant)





Date:    January 14, 2002                by      /s/   Sandra J. Wright
                                         ---------------------------------------
                                                       Sandra J. Wright
                                         Corporate Vice President and Controller

                                  Page 9 of 9